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                                                                    EXHIBIT 10.9

                                                                 EXECUTION DRAFT


                            DISTRIBUTION AGREEMENT
                            ----------------------


     THIS DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of May 10, 1999 (the "Effective Date"), between bamboo.com, Inc., a Delaware corporation with an office located at 124 University Avenue #202, Palo Alto, CA 94301 ("bamboo.com"), and Homes.com, a division of PCL Media Limited, a Florida corporation with an office located at 1600 Capital Circle SW, Tallahassee, FL 32310 ("Company").

     Bamboo.com uses the Bamboo.com Technology and provides the Production Services. Bamboo.com desires to provide virtual tour technology and Production Services for the Company Site. In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS
   -----------

     1.1  "Bamboo.com Image" means an electronic image of a property produced by
           ----------------
or on behalf of bamboo.com.

     1.2  "Bamboo.com Technology" means software and hardware, including the
           ---------------------
Bamboo.com for Java Software, used to capture, process and view Bamboo.com
Images.

     1.3  "Basic Package" means up to four scenes captured at a designated
           -------------
property, converted to a corresponding number of Bamboo.com Images, and linked to Company Site.

     1.4  "Customer" means any realtor, real estate Customer, real estate agent,
           --------
property manager or any other agent or representative acting in a similar capacity, whether an individual or some other type of entity, representing a seller or renter of a property.

     1.5  "Company Originated Order" means any order received by bamboo.com for
           ------------------------
Production Services via telephone, facsimile or electronic or paper order form from a Customer referencing Company's assigned sales origination partner code.

     1.6  "Company Site" means the collection of HTML documents residing on
           ------------
servers operated by or for Company or its affiliate and accessible on or after the Effective Date by Customers or the public via the Internet, including those currently accessible at the URL http://www.homes.com, www.preferredpages.com and
                                --------------------  ----------------------
Company private label sites and OEM websites.

     1.7  "Confidential Information" means any trade secrets, confidential data
           ------------------------
or other confidential information oral or written relating to or used in the business of the other party (the "Disclosing Party"), that a party may obtain from the Disclosing Party during the Term (the "Confidential Information"). The terms of this Agreement will constitute Confidential Information, except to the extent that such information is disclosed in good faith to a legitimate potential, or actual, strategic investor, investment banker, venture capital firm, or consultant, or as required by statute, regulation or other law.

     1.8  "Initial Linking Date" means the date on which bamboo.com will
           --------------------
commence providing Production Services and Company will begin linking the Company Site to the Bamboo.com Images under this Agreement.

     1.9  "Net Revenues" means the gross amount received by bamboo.com from
           ------------
Customers for sales of the Basic Packages less [*] covering: (i) refunds, discounts, promotions, credits and allowances, (ii) packaging, handling fees and freight, (iii) sales taxes and other governmental charges, and (iv) reasonable provisions for doubtful collections determined in accordance with GAAP.

     1.10 "Production Services" means the services provided by or on behalf of
           -------------------
bamboo.com.

     1.11 "Service Provider Network" means the network of individuals
           ------------------------
throughout our service area with whom bamboo.com has entered into agreements to capture images at designated sites on bamboo.com's behalf.

     1.12 "Term" means the Initial Term of this Agreement and the Renewal Terms,
           ----
if any, as set forth in Section 6.

     1.13 "Transaction Fee" means the quarterly fee bamboo.com will pay to
           ---------------
Company during the Term based on sales of Bamboo.com Virtual Tour Images as provided in Section 4.1.

     1.14 "Virtual Tour Images" means 360, three-dimensional, virtual reality,
           -------------------
virtual tour, virtual walkthrough or other similar images, or production services for such images.

2. PROVISION OF PRODUCTION SERVICES;
   --------------------------------

     2.1  Sales and Billing. Bamboo.com will be responsible for receiving and
          -----------------
fulfilling orders. Bamboo.com will assume all costs and responsibility for invoicing and collecting revenues for all sales, provided, however, that bamboo.com does not assume the risk of collection. Company will be responsible for, and shall work with bamboo.com regarding, providing a mechanism for Customers to order Production Services at the same time listings are created on the Company Site.

     2.2  Image Capturing, Processing and Linking.  Bamboo.com will have sole
          ---------------------------------------
responsibility for, and will bear all costs associated with, capturing images at designated sites through its Service Provider Network and processing captured images to create Bamboo.com Images. Company will permit linking of the Company Site to Bamboo.com Images for both Rental Properties (as defined below) and Sale Properties (as defined below), and the parties will use best efforts to work together to expeditiously implement within 45 days of the Effective Date, and maintain throughout the Term, a system whereby Company will be capable of linking the Company Site to Bamboo.com Images.

     2.3  Preferred Vendor.  Bamboo.com will be the preferred provider of
          ----------------
Virtual Tour Images for the Company Site for rental properties ("Rental Properties"). Company agrees to give bamboo.com preferred vendor status in Company's rental-related marketing materials and other direct sales efforts, whether printed, oral or on the Company Site, by listing bamboo.com first before listing any other providers of virtual tours. Bamboo.com will be a nonexclusive provider of Virtual Tour Images for the Company Site for residential sale properties ("Sale Properties").

     2.4  Agreement to Negotiate.  Within the [*] following the Effective Date,
          ----------------------
and in any event prior to Company's renewal of the current agreement or relationship between Company and [*], and prior to Company's entering into any

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      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
      RESPECT TO THE OMITTED PORTIONS.
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agreement or relationship with any third party Virtual Tour Images provider with respect to [*], Company agrees to negotiate in good faith with bamboo.com for the exclusive provision of Virtual Tour Images to Company by bamboo.com with respect to [*].

3. MARKETING AND PROMOTION

     3.1  Company.  Subject to bamboo.com's ongoing approval, Company agrees to
          -------
consistently promote bamboo.com as Company's preferred provider of Virtual Tour Images for Rental Properties and nonexclusive provider of Virtual Tour Images for Sale Properties, and to market, promote and facilitate orders of the Production Services, as follows:

          (a)  Company Site.  Company agrees to prominently market and promote
               ------------
the Production Services on the Company Site. Company will provide the capability for Customers to order Production Services on the Member Access Panel which is the user interface for customers to manage and access their content on the Company Site. Additionally, Company will provide a description of the Production Services in the appropriate area(s) of the Company Site, including use of the bamboo.com logo. Description and logo will be at least the same size and positioning as other partner descriptions and logos. Such logo, when clicked on, will link directly to an electronic order form permitting Customers to submit orders for Production Services for both Sales Properties and Rental Properties to bamboo.com via the Internet.

          (b)  Gallery of Bamboo.com Images.  Company agrees to include on the
               ----------------------------
Company Site (i) Bamboo.com Images produced on behalf of Customers for Sales Properties in its current gallery for residential properties, and (ii) a co-branded gallery of Bamboo.com Images produced on behalf of Customers for Rental Properties (the "Rental Gallery"). Each page of the Rental Gallery will include a Bamboo.com Mark (as defined below) that, when clicked on, links directly to an electronic order form permitting Customers to submit orders for Production Services for Rental Properties to bamboo.com via the Internet.

          (c)  Introduction of Services.  Within sixty (60) days of the
               ------------------------
Effective Date, Company will send an announcement, reasonably satisfactory to bamboo.com, highlighting the availability and features of the Production Services to its Customers, OEMs, Resellers, and Associate Publishers via its current communications including e-mail, newsletters, Company Site, and general mailings.

          (d)  Print Advertising.  To the extent Company creates and distributes
               -----------------
print advertising to Customers and potential Customers, including without limitation print advertising in magazines, flyers, newsletters and general mailings, Company will include, as appropriate and from time to time, in such advertising a bamboo.com logo and a brief, suitable reference to the availability of the Production Services. Marketing materials for Production Services will be included in the materials sent to Customers for tips and training information ("Member Kit") for Rental Properties versions of the Preferred Pages product. Marketing materials for Production Services may be included, as deemed appropriate by Company, in the Member Kit for Sales Properties versions of the Preferred Pages product.

          (e)  Email and Direct Marketing.  Company agrees to include in email
               --------------------------
and direct marketing that it generates and sends to Customers and potential Customers, as appropriate and from time to time a section, reasonably satisfactory to bamboo.com, highlighting the availability and features of the Production Services. Bamboo.com agrees to include in email and direct marketing that it generates and sends to Customers and potential Customers, as appropriate and from time to time a section, reasonably satisfactory to Company, highlighting the availability and features of Company products and services.

          (f)  Seminars and Trade Shows. Company or its sales representatives
               ------------------------
will distribute marketing materials created by bamboo.com that promote the Production Services to rental Customers at (i) regional trade shows attended by Company and (ii) seminars, presentations, training sessions and follow-up meetings sponsored by Company. Company will ensure that any third-party speaker hired by Company to promote rental-related Web products and services will mention, in a positive manner, bamboo.com when referencing Virtual Tour Images and Internet marketing.

          (g)  Joint Press Release.  Company will participate with bamboo.com in
               -------------------
issuing (i) a joint press release on or around the Effective Date regarding the relationship established through this Agreement and (ii) a joint press release on or around the date the service is launched. Each party shall agree on the form and content of such press release and will furnish its written acceptance of, or comments on, the proposed announcement within 48 hours; otherwise such proposed announcement will be deemed approved. Any other press announcement by either party regarding the subject matter of this Agreement will be subject to the other party's approval, which shall not be withheld or delayed unreasonably.

     3.2  Additional Obligations.  Bamboo.com and Company agree to discuss joint
          ----------------------
marketing opportunities, and the parties will use reasonable efforts to cooperate in any such joint marketing efforts as they may mutually agree upon. Each party will assign a project manager to act as the primary liaison with respect to the relationship.

4. FEES

     4.1  Transaction Fees.  During the Term, bamboo.com will pay quarterly
          ----------------
Transaction Fees to Company as follows:

          (a) With respect to all Company Originated Orders fulfilled by bamboo.com during the Term through which Bamboo.com Images are linked to www.homes.com, bamboo.com will pay to Company for each calendar quarter [*] of Net Revenues collected from sales for which bamboo.com has received payment on during the quarter.

          (b) No Transaction Fees will be due hereunder (i) with respect to Production Services sold to third parties other than as expressly set forth above and (ii) with respect to any Production Services bamboo.com distributes on a promotional basis free of charge or at a discounted price.

     4.2  Payment of Fees.  Calculation of quarterly Transaction Fees will
          ---------------
commence immediately for the calendar month in which the Initial Linking Date occurs. Bamboo.com will make all payments of Transaction Fees net thirty (30) days from the end of each quarter. To the extent the parties have not implemented a system to automatically track the originating Company Customer for each order of Production Services, bamboo.com will include with each payment of Transaction Fees a report stating such information for orders covered by such payment.

     4.3  Inspection of Records.  Company will have the right, at its own
          ---------------------
expense and not more than once in any twelve (12) month period, to authorize an independent auditor reasonably acceptable to both parties to inspect those accounting records of bamboo.com necessary to verify the accuracy of fees paid or invoiced by bamboo.com under the terms of this Agreement,

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provided that such independent auditor has executed a confidentiality agreement with respect to such records that is reasonably acceptable to bamboo.com. Such inspections will take place during bamboo.com's normal business hours, upon not less than twenty (20) days' prior written to bamboo.com and on a date mutually agreed upon by the parties. In the event any such auditors find an underpayment in Transaction Fees paid to Company of more than five percent (5%) of the total Transaction Fees due and payable to Company for the period at issue, bamboo.com shall pay such shortfall to Company within thirty (30) days and shall reimburse Company for the cost of such audit. In the event such audit identifies an overpayment of Transaction Fees, Company shall remit payment of the overpayment to bamboo.com within thirty (30) days of written notification from bamboo.com.

5. PROPRIETARY RIGHTS

     5.1  Bamboo.com Technology.
          ---------------------

          (a) All Bamboo.com Images and Bamboo.com Technology, whether or not produced for Customers and whether or not linked to the Company Site, are, and at all times will remain, the exclusive property of bamboo.com, and no provision of this Agreement implies any transfer to Company or Customers of any ownership interest in any Bamboo.com Image or Bamboo.com Technology.

          (b) Bamboo.com hereby grants to Company a nonexclusive, worldwide, royalty-free, nontransferable license to include on the Company Site links to Bamboo.com Images on bamboo.com's servers solely for the purposes contemplated in this Agreement. The foregoing license does not include any right to grant or authorize sublicenses.

     5.2  Trademarks.
          ----------

          (a) Bamboo.com owns and at all times will continue to own the trademarks, service marks and/or trade names BAMBOO.COM and the bamboo.com logo, as well as any name or mark bamboo.com may subsequently adopt as a trade name or to designate the Production Services (collectively, the "Bamboo.com Marks"), and Company will not take any actions inconsistent with bamboo.com's ownership rights. Company owns and at all times will continue to own the trademarks, service marks and/or trade names customarily used by Company during the Term (the "Company Marks"), and bamboo.com will not take any actions inconsistent with Company' ownership rights. Each party's use of the other party's marks will not create in the using party any right, title or interest therein or thereto, and all such use will inure to the exclusive benefit of other party.

          (b) Subject to the restrictions set forth herein, bamboo.com hereby grants Company a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Bamboo.com Marks, during the Term, with bamboo.com's prior written approval, which bamboo.com will not unreasonably withhold or delay, solely in connection with promotion and marketing and/or financing of the Production Services and Company as provided in Section 3. Subject to the restrictions set forth herein, Company hereby grants bamboo.com a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Company Marks, during the Term, solely in connection with promotion and marketing and/or financing of the Production Services and bamboo.com. At the reasonable request of either party, the other party will provide assistance with the protection and maintenance of the marks of the requesting party. Each party may only use the marks of the other party as expressly permitted herein and agrees to use the marks of the other party in a manner commensurate with the style, appearance and quality of the other party's services and/or products bearing such marks.

     5.3  Limitation on Grant of Rights.  Except as expressly provided herein,
          -----------------------------
neither party receives any other right or license to the technology or intellectual property of the other party.

6. TERM AND TERMINATION
   --------------------

     6.1  Term.  Unless earlier terminated as set forth below, this Agreement
          ----
will become effective upon the Effective Date and continue for a period of eighteen (18) months (the "Initial Term"). Thereafter, this Agreement will be automatically renewed for successive one (1) year periods (each such period a "Renewal Term") unless either party notifies the other in writing not less than ninety (90) days prior to the end of the then-current term of its intention to terminate this Agreement as of the end of such term. Upon termination, (i) Company and bamboo.com will cease all use of marks of the other party and (ii) Company will cease all use of the Bamboo.com Technology and Bamboo.com Images and will purge all such Bamboo.com Technology and Bamboo.com Images from its servers, systems and products.

     6.2  Termination for Breach.  This Agreement will terminate in the event a
          ----------------------
party materially breaches any material term, condition or representation of this Agreement or materially fails to perform any of its material obligations or undertakings hereunder, and fails to remedy such default within sixty (60) days after being notified by the non-breaching party of such breach or failure; provided, however, that the non-breaching party will not unreasonably withhold or delay its consent to extend the cure period if the breaching party has commenced cure during the sixty-day notice period and pursues cure of the breach in good faith.

     6.3  Survival of Certain Terms.  The provisions of Sections 5.1(a), 5,2(a),
          -------------------------
5.3, 6.1, 6.3, 7, 8, 9 and 10 will survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties will cease upon expiration or termination of this Agreement.

7. CONFIDENTIALITY
   ---------------

     Each party agrees to treat the other party's Confidential Information with the same degree of care as it maintains its own information of a similar nature. Each party will use at least the same procedures and degree of care which it uses to protect the confidentiality of its own Confidential Information of like importance, and in no event less than reasonable care.

8. REPRESENTATIONS AND WARRANTIES
   ------------------------------

     Each party represents and warrants to the other that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder; (iii) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and (iv) its execution, delivery and performance of this Agreement will not result in a breach of any material agreement or understanding to which it is a party or by which it or any of its material properties may be bound. THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE ONLY WARRANTIES PROVIDED HEREIN AND ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

9. Indemnification by bamboo.com. Bamboo.com warrants that bamboo.com or its affiliates own, or have sufficient interest in, bamboo.com's business to fulfill bamboo.com's obligations under this Agreement. Bamboo.com shall defend or settle, at its own expense, any claim made against Company or any of its affiliates, and/or Company's Customers that bamboo.com's business and applicable data infringes upon any United States patent, copyrights,

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trade secret or other proprietary rights and shall indemnify and hold harmless
Company, any of Company's affiliated companies, and/or any of Company's Customers against any final judgement including an award of attorney's fees that may be awarded by a court of final jurisdiction against Company, any of Company's affiliated companies, and/or Company's Customers as a result of the foregoing for all costs, damages, losses, and expenses arising from a breach of the warranties set forth in this Agreement.

10. Indemnification by Company. The Company warrants that Company or its affiliates own, or have sufficient interest in, Company's business, Company Marks and the Company Site as a compilation to fulfill Company's obligations under this Agreement. Company shall defend or settle, at its own expense, any claim made against bamboo.com or any of bamboo.com affiliates or customers that Company's business, Company Marks, Company Site and applicable data infringes upon any United States patent, copyrights, trade secret or other proprietary rights and shall indemnify and hold harmless bamboo.com, any of bamboo.com's affiliated companies, and/or any of bamboo.com's customers against any final judgement including an award of attorney's fees that may be awarded by a court of final jurisdiction against bamboo.com, any of bamboo.com's affiliated companies, and/or bamboo.com's customers as a result of the foregoing for all costs, damages, losses, and expenses arising from a breach of the warranties set forth in this Agreement.

11. LIMITATION OF LIABILITY
    -----------------------

     EXCEPT WITH RESPECT TO A BREACH BY EITHER PARTY OF ITS OBLIGATIONS DESCRIBED IN SECTION 2.3 OR 7, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

12. GENERAL PROVISIONS
    ------------------

     12.1  Notices.  Any notice required or permitted by this Agreement will be
           -------
deemed given if sent by registered mail, postage prepaid, addressed to the other party at the address set forth at the top of this Agreement. Delivery will be deemed effective three (3) days after deposit with postal authorities.

     12.2  Miscellaneous.  Nonperformance of either party will be excused to the
           -------------
extent that performance is rendered impossible by storm, lockout or other labor trouble, riot, war, rebellion, strike, fire, flood, accident or other act of God, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the gross negligence or willful misconduct of the non-performing party. The relationship of bamboo.com and Company established by this Agreement is that of independent contractors. This Agreement will be governed by and construed under the laws of the State of California without reference to conflict of laws principles. This Agreement, together with all exhibit and attachments hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. Neither party may assign this Agreement, or assign or delegate any right or obligation hereunder, without the prior written consent of the other party; provided, however, that either party may assign this Agreement or assign or delegate its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. Notwithstanding anything to the contrary herein, in the event that PCL Media Limited [*] or otherwise [*] Homes.com, and Homes.com [*] a [*]; in such event this Agreement may be assigned to Homes.com. The parties' rights and obligations will bind and inure to the benefit of their respective successors, heirs, executors and administrators and permitted assigns. Company shall have the right to substitute replacement tradenames and trademarks during the term of this Agreement. This Agreement may be executed by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


BAMBOO.COM, INC.                      HOMES.COM, a division of PCL Media Limited


By: /s/ Andrew P. Laszlo              By: /s/ Frances C. Lowe
Name: Andrew P. Laszlo                Name: Frances C. Lowe
Title: SVP, Biz Dev                   Title: CAO
Date: 5/10/99                         Date: 5/10/99

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